SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
February 23, 2010

NOVELOS THERAPEUTICS, INC.
(EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

DELAWARE	333-119366	04-3321804
(STATE OR OTHER JURISDICTION	(COMMISSION	(IRS EMPLOYER
OF INCORPORATION)	FILE NUMBER)	IDENTIFICATION NO.)

One Gateway Center, Suite 504, Newton, Massachusetts 02458
(ADDRESS OF PRINCIPAL EXECUTIVE OFFICES) (ZIP CODE)

REGISTRANT’S TELEPHONE NUMBER, INCLUDING AREA CODE: (617) 244-1616

NOT APPLICABLE
(FORMER NAME OR FORMER ADDRESS, IF CHANGED SINCE LAST REPORT)

CHECK THE APPROPRIATE BOX BELOW IF THE FORM 8-K FILING IS INTENDED TO SIMULTANEOUSLY SATISFY THE FILING OBLIGATION OF THE REGISTRANT UNDER ANY OF THE FOLLOWING PROVISIONS:

☐	WRITTEN COMMUNICATIONS PURSUANT TO RULE 425 UNDER THE SECURITIES ACT (17 CFR 230.425)

☐	SOLICITING MATERIAL PURSUANT TO RULE 14a-12 UNDER THE EXCHANGE ACT (17 CFR 240.14a-12)

☐	PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 14d-2(b) UNDER THE EXCHANGE ACT (17 CFR 240.14d-2(b))

☐	PRE-COMMENCEMENT COMMUNICATIONS PURSUANT TO RULE 13e-4(c) UNDER THE EXCHANGE ACT (17 CFR 240.13e-4(c))

ITEM 7.01             REGULATION FD DISCLOSURE

A copy of the press release issued by us on February 24, 2010 announcing the results of our pivotal phase 3 lung cancer trial is furnished as Exhibit 99.1 and is incorporated by reference in this Item.

ITEM 8.01             OTHER MATERIAL EVENTS

On February 23, 2010, we received a report of the top-line results of our pivotal Phase 3 clinical trial in advanced non-small cell lung cancer studying our lead product, NOV-002, in combination with first-line chemotherapy.  Upon evaluation and review of the data contained in the report, we determined that the primary endpoint of improvement in overall survival was not met in the trial.

Based on a preliminary analysis of the clinical trial data, it appears that internal simulations suggesting positive trial results were inaccurate due to the deviation of certain trial data from our statistical model, the impact of censoring patterns and the survival of patients in the control arm exceeding our expectations, which had been based on historical precedents.  We expect to present detailed Phase 3 lung cancer trial results at an appropriate scientific venue later this year.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(c) Exhibits

Number	Title

99.1	Press Release dated February 24, 2010 entitled “Novelos Therapeutics Pivotal Phase 3 Lung Cancer Trial Does Not Meet the Primary Survival Endpoint.”

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: February 24, 2010	NOVELOS THERAPEUTICS, INC.

	By:	/s/ Harry S. Palmin
Harry S. Palmin
President and Chief Executive Officer

EXHIBIT INDEX

Number	Title

99.1	Press Release dated February 24, 2010 entitled “Novelos Therapeutics Pivotal Phase 3 Lung Cancer Trial Does Not Meet the Primary Survival Endpoint.”